 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2018

Security Land and Development Corporation

(Exact name of registrant as specified in its charter)

Georgia	0-7865	58-1088232
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2816 Washington Road, 103

Augusta, GA 30909

  (Address of Principal Executive Office) (Zip Code)

(706) 736-6334

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement

     The Company has used a portion of the proceeds from the National Plaza sale (refer to the Company's recently filed 10-K for further details of this sale) for a like-kind-exchange to purchase a property located in Augusta, Georgia. The identified property is a long-term ground lease with an established national retailer that is currently occupying the premise. The purchase price of this property per the sales contract was $15,000,000 and the annual revenue from this long-term ground lease will be approximately $810,000, with approximately nine and half years remaining on the initial lease term. This lease does have sixteen five year extension options, with the first five year extension beginning in 2028 at a 10% escalation in the annual rent amount. If additional extension periods are exercised, rent amounts will increase every other extension period beginning in year 2033 at a rate of 5%.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 26, 2018	BY: /S/ T. GREENLEE FLANAGIN
T. GREENLEE FLANAGIN, PRESIDENT
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER